SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[X]  Preliminary Proxy Statement
[ ] Confidential, for use of the Commission only (as permitted by Rule
    14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss. 240.14 a-11(c) or ss. 240.14a-12

                       MAINSTREET BANKGROUP INCORPORATED
                (Name of Registrant as Specified In Its Charter)

 ...............................................................................
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]    No fee required.
[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
       (1)    Title of each class of securities to which transaction applies:

              .................................................................
       (2)    Aggregate number of securities to which transaction applies:

              .................................................................
       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(Set forth the amount on which the filing fee was calculated and state how it was determined):

              .................................................................
       (4)    Proposed maximum aggregate value of transaction:

              .................................................................
       (5)    Total fee paid:

              .................................................................
[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1)    Amount Previously Paid:
            .......................................
     (2)    Form, Schedule or Registration Statement No.:
            .......................................
     (3)    Filing Party:
            .......................................
     (4)    Date Filed:
            .........................................

Dear Shareholder:

         The Directors of MainStreet BankGroup Incorporated invite you to attend our Annual Meeting of Shareholders to be held in the Frith Performance Hall of the Piedmont Arts Association Building, 215 Starling Avenue, Martinsville, Virginia on Wednesday, April 29, 1998 at 11:00 a.m.

         In addition to the election of directors, at this year's meeting we are asking shareholders to approve an amendment to our Articles of Incorporation, changing the name of the company to MainStreet Financial Corporation. My staff and I also will report to our shareholders our progress in moving closer to realizing the vision we set for our corporation, and we will be available for your questions and comments.

         Whether or not you plan to attend the meeting, after you have reviewed the Proxy Statement please return the enclosed proxy card, properly completed, as soon as possible. A postage-paid envelope is enclosed for your convenience.

         Your Board of Directors and I look forward to seeing you at our Annual Meeting.


                              Sincerely,



                              /s/Michael R. Brenan
                             -------------------------
                             Michael R. Brenan
                             Chairman, President and
                             Chief Executive Officer

March 27, 1998

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON April 29, 1998



To the Holders of Common Stock Of
MainStreet BankGroup Incorporated:

         The Annual Meeting of Shareholders of MainStreet BankGroup Incorporated will be held in the Frith Performance Hall of the Piedmont Arts Association Building, 215 Starling Avenue, Martinsville, Virginia on Wednesday, April 29, 1998 at 11:00 a.m. The items of business are:

1. To elect a Board of Directors consisting of 11 members for the ensuing year; and

2. To approve the Amendment to the MainStreet BankGroup Incorporated Articles of Incorporation, changing the name of the company to MainStreet Financial Corporation.

3. To transact such other business as may properly be brought before the meeting or any adjournment thereof.

These items are more fully described in the accompanying Proxy Statement. The Board of Directors has determined that holders of Common Stock of record at the close of business on March 12, 1998 will be entitled to notice of and to vote on all questions at the Annual Meeting or any adjournment thereof.


                              By Order of the Board of Directors



                              /s/Rebecca J. Jenkins
                              -------------------------
                              Rebecca J. Jenkins
                              Secretary
March 27, 1998




-------------------------------------------------------------------------------
                             YOUR VOTE IS IMPORTANT!
             Please mark, sign, and date the enclosed proxy card and
               mail it promptly in the enclosed pre-paid envelope.
-------------------------------------------------------------------------------

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

                                 April 29, 1998



GENERAL INFORMATION

         This proxy statement is furnished in connection with the solicitation by and on behalf of the Board of Directors of the enclosed proxy to be used at the 1998 Annual Meeting of Shareholders of MainStreet BankGroup Incorporated ("BankGroup") to be held at the Frith Performance Hall of the Piedmont Arts Association Building, 215 Starling Avenue, Martinsville, Virginia on Wednesday, April 29, 1998 at 11:00 a.m.., and at any adjournment thereof. The shares represented by any proxy will be voted as instructed, and in the absence of instructions will be voted FOR the election of Directors and approval of the amendment to BankGroup's Articles of Incorporation.

         Any shareholder who has executed a proxy and attends the Annual Meeting may elect to vote in person rather than by proxy. A shareholder may revoke his proxy at any time before it is exercised by filing written notice thereof or by filing a later valid proxy with the Secretary of BankGroup. However, any such revocation will not affect any vote previously taken. Presence at the Annual Meeting does not of itself revoke such proxy.

OUTSTANDING COMMON STOCK, RECORD DATE, AND SOLICITATION

         The Directors of BankGroup have fixed March 12, 1998, as the record date for shareholders entitled to notice of and to vote at the Annual Meeting. Only shareholders of record at the close of business on that date will be entitled to vote. As of March 12, 1998, 13,314,789 shares of Common Stock were outstanding. Each share of Common Stock is entitled to one vote on all matters presented at the meeting. See "Security Ownership of Management and Principal Shareholders."

         The cost of solicitation of proxies will be borne by BankGroup. Solicitations will be made only by the use of the mail, except that Directors, officers and regular employees of BankGroup, or its affiliates, may make solicitations of proxies by telephone, telegraph, or by personal calls. Brokerage houses and nominees will be requested to forward the proxy soliciting material to the beneficial owners of the Common Stock held of record by such persons, and BankGroup will reimburse them for their reasonable charges and expenses in this connection.

         A majority of the votes entitled to be cast on matters to be considered at the meeting constitutes a quorum. If a share is represented for any purpose at the meeting, for quorum purposes it is present for all matters considered at the meeting. Abstentions and shares held of record by a broker or its nominee ("Broker Shares") that are voted on any matter are included in determining the number of votes present or represented at the meeting. Broker Shares that are not voted on any matter at the meeting are not included in determining whether a quorum is present. Votes that are withheld and Broker Shares that are not voted (commonly referred to as "broker non-votes") are not included in determining the number of votes cast in the election of directors or on other matters.

ITEM 1 - ELECTION OF DIRECTORS

         At the Annual Meeting, 11 Directors are to be elected to hold office until the next annual meeting of shareholders or until their respective successors are duly elected and qualified.

         It is the intention of the persons named in the enclosed proxy to vote for the election of the 11 persons named herein, all of whom currently are Directors. Proxies will be voted for the election as Directors of the nominees listed below (or, if unexpectedly unavailable, for such substitutes as the Board of Directors may designate) to serve until the next annual meeting of shareholders and until their respective successors have been duly elected and qualified. The Board of Directors does not anticipate any nominees will be unavailable for election.

         All nominees other than Alfred J. T. Byrne, Esquire and C. Leland Bassett have been elected by shareholders at previous annual meetings. Mr. Byrne was elected to the Board by the Directors in August 1997, and Mr. Bassett has been nominated for election to the Board.

         The election of each nominee for director requires the affirmative vote of the holders of a plurality of the shares of Common Stock cast in the election of directors. Unless otherwise specified in the accompanying form of proxy, it is intended that votes will be cast for the election of all of the nominees as directors.

                                     Position with BankGroup or Other                                       Director
Nominees          (Age)              Principal Occupation and Directorships                                   Since
------------------------             -------------------------------------------------                       -------
C. Leland Bassett                    President of Fi-Tech, Inc., (a distribution company),                Nominee Only
         (60)                        Richmond, Virginia.  Mr. Bassett was a Director of Regency
                                     Bank and was  Chairman  of that Bank at the
                                     time of the merger.

W. Christopher Beeler, Jr.           President and Chief Executive Officer, Virginia Mirror                   2/92
         (46)                        Company, Inc. and Virginia Glass Products Corporation (mirror manufacturer), Martinsville, Virginia. Mr Beeler is a
                                     Director of Hooker Furniture Corporation (furniture
                                     manufacturer), Martinsville, Virginia.


Michael R. Brenan                    Chairman of the Board, President, and Chief Executive Officer            6/94
         (45)                        of MainStreet BankGroup Incorporated since July 1994.  Mr.
                                     Brenan was President and Chief Operating Officer of Bank One,
                                     Youngstown, N.A., Youngstown, Ohio from January 1992 to June
                                     1994.

Alfred J. T. Byrne, Esquire          Partner, LeClair Ryan, P.C. (attorney), Richmond, Virginia.              8/97
         (54)                        Prior to that Mr. Byrne was a financial services consultant based in New York City, Senior Vice President and General
                                     Counsel of New York Life Insurance Company, New York, a
                                     Partner at Patton Boggs, LLP, Washington, D.C., and General
                                     Counsel of the Federal Deposit Insurance Corporation,
                                     Washington, D.C.



William L. Cooper, III               President and Chief Executive Officer, Cooper Wood Products              4/92
         (43)                        (furniture component manufacturer), Rocky Mount, Virginia.

Billy P. Craft                       Chairman, Village Motors, Inc. (franchised automobile dealer)           4/94
         (68)                        Lynchburg, Virginia.

Phillip W. Dean                      Executive Vice President and CEO, Leadbetter, Inc., (Rental              2/97
         (55)                        Property Management), Ashland, Virginia.

I. Patricia Henry                    Plant Manager, Eden - Plant, Miller Brewing Company (beverage            2/96
         (50)                        manufacturer), Eden, North Carolina.

Larry E. Hutchens                    Chairman, Hutchens Petroleum (petroleum marketer), Stuart,               8/86
         (52)                        Virginia.

William O. McCabe, Jr.,              Physician and retired President, Forest Family Physicians,               8/85
         (66)                        M.D.   Inc., Forest, Virginia.

Albert L. Prillaman                  Chairman, Chief Executive Officer and President, Stanley                 4/94
         (52)                        Furniture Company, Inc. (furniture manufacturer), Stanleytown,
                                     Virginia.


           SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL SHAREHOLDERS

         The following table sets forth information as of January 31, 1998, concerning the beneficial ownership, direct or indirect, of Common Stock by Directors, nominees for Director, the Chief Executive Officer, the four most highly compensated Executive Officers, all Directors and Executive Officers as a group, and persons beneficially owning more than 5% of Common Stock.

                                      Sole Voting & Investment                      Aggregate        Aggregate Percentage
Name                                  Power(1)                    Other (2)         Total            Owned
----                                  --------                    ---------         -----            -----

James E. Adams                             21,489(3)                 ---             21,489               .2
S. Richard Bagby                            9,161(4)                 ---              9,161               .1
W. Christopher Beeler, Jr.                  6,073                    969              7,042               .1
Thomas B. Bishop                            1,900                    ---              1,900              *
Michael R. Brenan                          69,640(5)                 201             69,841               .6
Alfred J. T. Byrne                            210                    ---                210              *
William L. Cooper, III                      6,264                  2,827              9,091               .1
Billy P. Craft                             97,524                    ---             97,524               .8
Phillip W. Dean                            10,681                  5,388             16,069               .1
I. Patricia Henry                             500                    ---                500              *
Larry E. Hutchens                           8,386                 12,225             20,611               .2

                                      Sole Voting & Investment                      Aggregate        Aggregate Percentage
Name                                  Power(1)                    Other (2)         Total            Owned
----                                  --------                    ---------         -----            -----
Rebecca J. Jenkins                         19,378(6)               4,012(7)          23,390               .2
George J. Kostel                           45,659                 40,029             85,688               .7
William McCabe, Jr. M.D.                   12,193                    ---             12,193               .1
Albert L. Prillaman                         5,750                    ---              5,750              *
R. Bruce Valley                             8,390(8)                 ---              8,390               .1
Mark J. Wenick                              4,377                    ---              4,377              *
Directors and Executive Officers as       348,131                 85,529            433,660              3.6
a Group
(20 persons)
MainStreet Trust (9) Company, NA          447,562                 610,563          1,058,125             8.8
------------------------

*        Denotes less than .1% of outstanding shares.

** Mr. Kostel is retiring from the Board at the 1998 annual meeting in accordance with Bylaw provisions for retirement of directors and Mr. Bishop chose not to stand for re-election.

(1) Includes 103,686 shares that may be acquired by certain officers and by Director Phillip W. Dean pursuant to options granted under BankGroup's stock option plans.

(2) Includes shares owned by relatives and in certain trust relationships, which shares may be deemed to be beneficially owned under rules and regulations of the Securities and Exchange Commission. The inclusion of these shares does not constitute an admission of beneficial ownership.

(3) Includes 1,193 shares of a restricted stock award as to which Mr. Adams has current voting rights.

(4) Includes 999 shares of a restricted stock award as to which Mr. Bagby has current voting rights.

(5) Includes 2,333 shares of restricted stock awards as to which Mr. Brenan has current voting rights.

(6) Includes 923 shares of a restricted stock award as to which Ms. Jenkins has current voting rights.

(7) Includes 698 shares of a restricted stock award as to which Ms. Jenkins' spouse, also an Executive Officer of BankGroup, has current voting rights.

(8) Includes 1,191 shares of a restricted stock award as to which Mr. Valley has current voting rights.

(9) BankGroup's affiliate, MainStreet Trust Company, NA, 200 East Church Street, Martinsville, Virginia, held through the normal conduct of its trust business, 1,058,125 shares of Common Stock as of January 31, 1998. Of these shares, MainStreet Trust Company, NA has sole voting and investment power as to 447,562 shares, shared voting and investment power as to 198,291 shares, and sole investment power as to 447,562 shares. Virginia law prohibits MainStreet Trust Company, NA from voting shares as to which it has sole voting power, but shares as to which it has shared voting power can be voted by the person with whom it shares such power. Pursuant to Virginia law, a co-fiduciary may be appointed for all of the shares held by MainStreet Trust Company, NA with sole power to vote, in order that such shares may be voted at the Annual Meeting.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires that BankGroup's directors and executive officers, and persons who own more than 10% of a registered class of BankGroup's equity securities, file with the Securities and Exchange Commission initial reports of ownership and reports of change in ownership of Common Stock and other equity securities of BankGroup. The same persons are also required by Securities and Exchange Commission regulation to furnish BankGroup with copies of all Section 16(a) forms that they file.

         Based solely on its review of the forms required by Section 16(a) of the Securities Exchange Act of 1934 that have been received by BankGroup or written representations from certain reporting persons that no annual statements on Form 5 were required, BankGroup believes that its officers and Directors and beneficial owners of greater than 10% of its Common Stock complied with all applicable filing requirements

COMMITTEES OF THE BOARD

         The  Board  of  Directors  has  established  an  Audit   Committee,   a
Compensation Committee, a Corporate Governance and Nominating Committee, a Corporate Responsibility and Compliance Committee, an Executive Committee and a Corporate Objectives and Finance Committee and has assigned certain responsibilities to each of those Committees. The Audit Committee recommends to the Board of Directors, the firm to be employed as its independent accountants to audit BankGroup's consolidated financial statements; reviews and approves the scope, purpose and type of audit services to be performed by the internal and external auditors; reviews the activities and findings of the internal and external auditors to determine the effectiveness of the audit function; reviews procedures for ensuring compliance with BankGroup's policies on conflict of interest; and renders regular reports to the Board of Directors on its activities and findings. The Compensation Committee recommends, to the Board of Directors, the compensation to be paid to the executive officers of BankGroup and its subsidiaries, approves the general salary administration policies for BankGroup's other officers and employees, and approves the overall structure of the benefits program. The Compensation Committee also administers BankGroup's stock option plans. The Audit Committee and the Compensation Committee each consist of non-employee Directors. The Corporate Governance and Nominating Committee reviews the qualifications of possible candidates for the Board of Directors including candidates recommended by shareholders and recommends these candidates to the Board of Directors, evaluates the performance of the Board of Directors and evaluates the performance of the Chief Executive Officer at least annually. Shareholder recommendation of possible candidates must be submitted in writing to the Secretary of BankGroup, must be accompanied by a statement signed by the recommended candidates of their willingness to serve, if elected, and must be received at least 90 days before the date of the annual meeting at which the recommended candidates, if approved by the Corporate Governance and Nominating Committee and the Board of Directors, would be nominated for election by shareholders. The Corporate Objectives and Finance Committee is responsible for overseeing the strategic planning process, assisting Management with setting a strategic direction for BankGroup, focusing the attention of the Board of Directors on long-range objectives, monitoring the operational and financial results of BankGroup and assessing management's achievement of BankGroup's long-range objectives. The Executive Committee has all powers of the full Board not prohibited to it under the Virginia Stock Corporation Act and will be called to meet in the event of emergencies or when action of the Board of Directors is necessary between meetings and it is not possible or practicable to call a special meeting. The Corporate Responsibility and Compliance Committee is responsible for ensuring that standards of ethical behavior and proper compliance programs are established and maintained throughout BankGroup.

         Executive Committee -- W. Christopher Beeler, Jr., Michael R. Brenan (Chairman), William L. Cooper, III, Larry E. Hutchens, and Albert L. Prillaman.

         Audit Committee -- W. Christopher Beeler, Jr. (Chairman), Albert J.T. Byrne, Esquire, William L. Cooper, III, Billy P. Craft, Phillip W. Dean, and George J. Kostel.

         Compensation Committee - Alfred J.T. Byrne, William L. Cooper, III (Chairman), Larry E. Hutchens, William O. McCabe, Jr., M.D., and Albert L. Prillaman.

         Corporate  Governance  and  Nominating  Committee  -- Thomas B. Bishop,
Michael R. Brenan, Billy P. Craft, Phillip W. Dean, I. Patricia Henry, and Albert L. Prillaman (Chairman).

         Corporate Objectives & Finance Committee -- W. Christopher Beeler, Jr., Alfred J.T. Byrne, William L. Cooper, III, Billy P. Craft, Phillip W. Dean, Larry E. Hutchens, George J. Kostel, and Albert L. Prillaman (Chairman).

         Corporate Responsibility & Compliance Committee -- Thomas B. Bishop, I. Patricia Henry, Larry E. Hutchens (Chairman), George J. Kostel, and William O. McCabe, Jr., M.D.


ATTENDANCE

         The Board of Directors held six meetings during 1997, the Audit Committee met five times, the Compensation Committee met twice, the Corporate Governance and Nominating Committee met twice, the Corporate Objectives &
Finance Committee met four times, the Corporate Responsibility & Compliance Committee met three times, and the Executive Committee met twice. During 1997, each director attended more than 75% of the meetings of the Board and of any committee on which they served.

COMPENSATION OF DIRECTORS

         In 1997, Directors who were not also employees of BankGroup were paid an annual retainer of 300 shares of BankGroup Common Stock plus $3,701 in cash, a fee of $500 for each Board meeting and $400 for each Committee meeting attended, with the Committee Chairman paid $500 for each Committee meeting chaired, and their expenses for attending meetings.

REPORT OF COMPENSATION COMMITTEE

         This report by the Compensation Committee is required by rules of the Securities and Exchange Commission. It is not to be deemed incorporated by reference by any general statement which incorporates by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, and it is not to be otherwise deemed filed under either such Act.

         In 1997, the Compensation Committee consisted of four members of the BankGroup Board of Directors who were not officers of BankGroup or a BankGroup subsidiary bank ("Subsidiary Bank"). Director Alfred J.T. Byrne, who was elected to the Board in August 1997 and subsequently appointed to this Committee as the fifth member, attended his first Committee Meeting in January 1998. This committee considered the recommendations of the Subsidiary Bank Boards and made final compensation decisions on the Chief Executive Officers of the Subsidiary Banks and BankGroup Executive Officers.

                        Compensation Policies and Overall
                  Objectives of Executive Compensation Programs

         The 1997 executive compensation program of BankGroup and of each Subsidiary Bank was designed to provide each executive the opportunity to earn a competitive level of compensation consistent with the officer's individual performance, experience and responsibility and the financial success of the bank. The following objectives express the fundamental philosophy of BankGroup, the Subsidiary Bank Boards and the Compensation Committee:

         o Provide a competitive compensation package that enables BankGroup to attract and retain key executives by evaluating comparable historical and industry information, with emphasis on peer group bank holding companies and banks.
         o Evaluate bonus programs that would be based upon the annual and long-term performance of BankGroup and the Subsidiary Banks and individual performance.

         o Provide variable stock compensation opportunities directly linked with the performance of BankGroup and the Subsidiary Banks,
              aligning   executive    remuneration   with   the   interests   of
              shareholders.

                         Compensation Program Components

         BankGroups' overall compensation programs have been established with the objectives of having pay levels and incentive opportunities competitive with peer group bank holding companies and banks and reflect the performance of BankGroup and the Subsidiary Banks. The programs consisted of three main components: base salary, the potential for an executive officer to receive an annual bonus based on overall performance and stock based incentives. The particular elements of the compensation program for executive officers are further explained below.

         Salary - The Compensation Committee and Subsidiary Bank Boards determined salary parameters through comparisons with companies of similar size and complexity of BankGroup. The Subsidiary Bank Boards and the Compensation Committee relied on the Watson Wyatt salary information service and survey data from the Virginia Bankers Association for comparative historical compensation information and comparative industry information. The objective was to have base salaries, when considered as part of total compensation, be adequate and competitive with the Subsidiary Bank's peer group, based on asset size. BankGroup's salary administration policy and procedures for executive compensation which were approved by the Compensation Committee permit the Boards of Directors of the Subsidiary Banks to set the base salaries of their executive officers in accordance with the salary administration guidelines prepared from peer group data. The salaries of the Chief Executive Officers of the Subsidiary Banks are approved by the Compensation Committee in consultation with the Subsidiary Bank Boards of Directors.

         Annual Bonus - In 1995, the Compensation Committee established a Key Management Incentive Plan (the "Plan") for the Subsidiary Bank Chief Executive Officers and the principal officers of BankGroup. The Plan is designed to offer incentives to those employees whose performance directly affects BankGroup's profitability as determined by the Compensation Committee. Each individual selected as a Plan participant is assigned a target potential bonus award computed as a predetermined percentage ranging from 20% to 35% of the participant's annual base salary based upon achievement of performance goals set by the Compensation Committee on an annual basis relating to Return On Assets, Return on Equity, Net Income and Efficiency Ratios. Under the Plan a participant could receive from a minimum of 50% of the target salary percentage award to a maximum of 200% of the target salary percentage depending upon the performance of BankGroup as a whole and that of each individual Subsidiary Bank. The formula for the Subsidiary Bank Chief Executive Officers was weighted more heavily to the performance of the individual Subsidiary Bank, while the Plan as applied to BankGroup principal officers was based entirely upon the consolidated performance of BankGroup. The 1997 performance of BankGroup resulted in Executive Vice Presidents Adam and Jenkins receiving 82.6% of their target cash award, and the other principal officers of BankGroup receiving cash bonus awards equal to 75.4% of their target salary percentages. The Subsidiary Bank Chief Executive Officers received bonus awards ranging from 56.7% to 95.4% of their target salary percentages.

         Stock Award Program - The program included the potential for awarding stock-based incentives to principal officers of BankGroup and its Subsidiary Banks in an amount equal to 37.5% of each participant's base salary if BankGroup's performance goals were achieved. The philosophy of the committee is to award the principal officers of BankGroup and its Subsidiary Banks' chief executive officers for outstanding performance of BankGroup on a consolidated basis. For 1997, a total of 8,238 incentive stock options were awarded to Messrs. Valley and Wenick, and a total of 10,806 non-qualified stock options with corresponding SARs were awarded to Mr. Adams and Ms. Jenkins, as well as a grant of 2,400 shares of BankGroup stock to each of them as set forth in the Summary Compensation Table.

         Compensation of the Chief Executive Officer - In establishing the salary of the Chief Executive Officer of BankGroup, the Compensation Committee retained an independent consulting firm which designed a customized peer group for BankGroup consisting of banks and bank holding companies determined to be similar in size and complexity to BankGroup. The Compensation Committee also reviewed data from Watson Wyatt Data Services, Financial Institutions Benchmark Compensation Report; BAI Foundation, The Bank Key Executive Compensation Survey; and the Virginia Bankers Association current salary survey data. In 1995, the Compensation Committee had established a salary range designed with a midpoint reflecting the median compensation for chief executive officers in the established peer group and the minimum set at 80% of the midpoint. In June of 1997, the Compensation Committee recommended, and the Board of Directors approved, a merit increase of 12.2% in Mr. Brenan's annual base salary from $205,000 to $230,000.

         Mr. Brenan participates in the Key Management Incentive Plan both with regard to cash bonus and stock incentives. Mr. Brenan's target salary percentage for cash bonus purposes was set by the Compensation Committee for 1997 at 50% and the stock incentive target percentage at 52.5% of his annual base salary. The performance benchmarks for Mr. Brenan with regard to ROA, ROE, net income and efficiency ratios were identical with those set for the other principal officers of BankGroup and his awards were determined by the consolidated performance of BankGroup. In 1997, BankGroup achieved record earnings, and the application of the Plan formula resulted in Mr. Brenan being awarded a cash bonus equal to 82.6% of his target salary percentage, a grant of 3,000 shares of BankGroup common stock, and 11,998 Non-Qualified Stock Options with corresponding SARs.



                             Compensation Committee
                        William L. Cooper, III (Chairman)
                               Alfred J. T. Byrne
                                Larry E. Hutchens
                          William O. McCabe, Jr., M.D.
                               Albert L. Prillaman



SUMMARY COMPENSATION TABLE

         The following table presents information relating to total compensation of the Chief Executive Officer and the four other most highly compensated executive Officers of BankGroup and its subsidiaries for the fiscal year ended December 31, 1997.



                                                    SUMMARY COMPENSATION TABLE

                                                                                              Long Term
                                                                                            Compensation
                                             Annual Compensation                               Awards

--------------------------------------- ------------------------------ --------------------------------------------------------
                                                                 Other        Restricted      Securities
                                                                 Annual         Stock         Underlying          All Other
        Name and                                              Compensation     Award(s)         Option/         Compensation
   Principal Position       Year    Salary($)    Bonus($)          $              $             SARS(#)            ($)(5)
---------------------------------------------------------------------------------------------------------------------------------
Michael R. Brenan          1997       $217,500     $94,988    $134,421(1)            ---     11,998/11,998(4)          $15,486
   Chairman of the         1996        201,000      87,302      50,960(1)            ---        10,192                  14,975
   Board, President        1995        171,309      65,182      41,986(1)      97,125(6)          ---                   15,179
   and Chief Executive
   Executive Officer,
   MainStreet BankGroup
   Incorporated

James E. Adams             1997       $145,002     $44,810     $ 82,990(2)    $      ---    5,776/5,776(4)             $34,027
   Executive Vice          1996        137,150      45,290            ---            ---         5,036                  35,572
   President, Chief        1995        128,249      40,015            ---         49,688          ---                    7,561
   Financial Officer
   and Treasurer

R. Bruce Valley            1997       $139,798     $33,042     $18,639(2)            ---        $4,100                 $26,037
   President and Chief     1996       $134,800      41,205            ---            ---         4,876                  26,306
   Executive Officer       1995        131,078      47,123            ---         49,613          ---                    9,019
   Piedmont Trust Bank

Rebecca J. Jenkins         1997       $130,000     $39,028     $83,346(2)     $      ---    5,030/5,030(4)             $16,341
   Executive Vice          1996        113,750      39,925            ---            ---         4,439                  17,440
   President and           1995         97,871      30,955            ---         38,438          ---                    5,783
   Secretary

Mark J. Wenick             1997       $117,000     $27,752     $      ---     $      ---        4,138                 $  8,251
   Chairman and CEO        1996         86,995      30,343      17,291(3)            ---          ---                    4,048
   MainStreet Trust
   Company, NA
   (hired 4/96)

(1) The Other Annual Compensation paid to Mr. Brenan in 1997 included the vesting of 1,600 shares of restricted BankGroup Common Stock valued at $37,200 and $48,921 for "gross-up" of taxes. The Other Annual Compensation paid to Mr. Brenan in 1996 included the vesting of 1,600 shares of restricted BankGroup Common Stock valued at $26,600 and $20,231 for "gross-up" of taxes regarding the value of the stock award. The Other Annual Compensation paid to Mr. Brenan in 1995 included the vesting of 1,600 shares of restricted BankGroup Common Stock valued at $20,500 and $15,532 for "gross up" of taxes regarding the value of the stock award.
(2) Amounts of Other Annual Compensation for Messrs Adams and Valley and Ms. Jenkins in 1997 consisted of "gross-up" for taxes regarding the vesting of one-third of a 1995 grant of restricted stock and in the case of Mr. Adams and Ms. Jenkins, the value of a 1997 grant of 2,400 shares each.
(3) The amount of Other Annual Compensation paid to Mr. Wenick in 1996 included moving and relocation expenses in the amount of $11,214.00.
(4) The non-qualified stock options granted to Messers Brenan and Adams and Ms. Jenkins for the Company's 1997 performance are coupled with a corresponding number of SARs.

(5) Consists of 401(k) matching contributions made by Piedmont Trust Bank, MainStreet Trust Company, NA, and BankGroup and the portion of life insurance premiums paid by the Company, MainStreet Trust Company, NA and Piedmont Trust Bank for the Named Executives under a Split-Dollar Life Insurance Program provided for senior officers of the Company and its subsidiary Banks. BankGroup's 401(k) Plan provides for matching contributions to all Plan participants. The 1997 401(k) matching contributions for the Named Executives are as follows: Mr. Brenan, $4,750; Mr. Adams, $3,225; Mr. Valley, $3,127; Ms. Jenkins, $2,888; and
         Mr. Wenick, $1,755. The portion of the life insurance premium under the Split-Dollar Program paid by the Company and Piedmont Trust Bank on behalf of the Named Executives for 1997 was as follows: Mr. Brenan, $10,736; Mr. Adams, $30,802; Mr. Valley, $22,901; Ms. Jenkins, $13,453;
         and Mr. Wenick, $6,496. The Split-Dollar Life Insurance contract between the participants and the Company and subsidiary Banks provides for the recapture over time of 100% of the premiums paid on behalf of the participants by the Company or the banks and the Company and banks retain a lien on the proceeds of each policy to ensure repayment of premium amounts advanced.
(6) Mr. Brenan's initial compensation package in June 1994 included a restricted award of 8,000 shares of BankGroup Common Stock which shares are scheduled to vest ratably on his anniversary date over a period of five years. Mr. Brenan receives dividends on the total number of awarded shares vested and unvested. The 1,600 shares which vested in each of June 1994, 1995, 1996 and 1997, are reflected as Other Annual Compensation. The value of the remaining 1,600 shares of restricted stock held by Mr. Brenan as of December 31, 1997 was $44,400.

STOCK OPTION PLANS

         The following table presents information concerning stock options and stock appreciation rights ("SARs") for the individuals named in the Summary Compensation Table(1).


               Aggregated Option/SAR Exercises in Last Fiscal Year
                          and FY-End Option/SAR Values

                                    Number of Shares                                        Value of
                                    Underlying Unexercised                           Unexercised In-the-Money
                                    Options/SARs at FY-End                           Options/SARs at FY-End(1)
                               -------------------------------------                 -------------------------

                          Number of
                           Shares
                         Acquired on      Value
         Name             Exercise       Realized    Exercisable    Unexercisable     Exercisable    Unexercisable
         ----             --------       --------    -----------    -------------     -----------    -------------
James E. Adams                0             0           1,678           3,358           13,843           27,704

Michael R. Brenan             0             0           19,397          10,795          308,025         126,059

Rebecca J. Jenkins            0             0           1,479           2,960           12,202           24,420

R. Bruce Valley               0             0           5,025           3,251           69.506           26,821

(1) Computed based upon the difference between aggregate market value at the exercise date or December 31, 1997, as the case may be, and aggregate exercise price.

PENSION PLAN

         BankGroup and its subsidiaries have a non-contributory retirement plan established in 1995 covering substantially all employees who meet certain age, tenure, and hours worked criteria, and a supplemental executive retirement plan covering certain key executives, including those in the Summary Compensation Table. The Summary Compensation Table does not include the amount of the contribution payment or accrual for any executive officer in these plans, as these amounts cannot be readily separated or individually calculated and are based upon actuarial assumptions for the population as a whole.

         The retirement plan formula provides 1.5% for each year of service up to the Social Security covered compensation level for each year of service, and an additional .65% of compensation above the Social Security covered compensation level for each year of service not to exceed 35 years, times the average of the highest five years compensation. Early retirement date is age 60, with five years of service subsequent to May 1, 1995.

         The supplemental retirement plan provides for 65% of highest compensation in the last five years, provided the executive has completed five years of total service, subsequent to November 1, 1995 and attained age 65, offset by any payments received from primary Social Security, the participants" accrued benefit under the retirement plan, and the participants' defined contribution offset amount from a prior plan. Normal retirement is age 65. Benefits are reduced by .42% for each month of early retirement, which may be elected at age 55 or later, provided the participant has completed at least five years of service subsequent to November 1, 1995. BankGroup has purchased life insurance contracts on the participants in the plan, payable to BankGroup.

         The maximum annual benefits payable at normal retirement age to eligible participants in the retirement plan and the supplemental retirement plan combined, including the executives named in the Summary Compensation Table, are illustrated in the following table:

                                YEARS OF SERVICE
Highest Base Salary
Previous 5 Years                        15              20             25              30              35
      ----------------                  --              --             --              --              --
         100,000                     $65,000         $65,000        $65,000         $65,000         $68,582
         125,000                      81,250          81,250         81,250          81,250          87,394
         150,000                      97,500          97,500         97,500          97,500         106,307
         175,000                     113,750         113,750        113,750         113,750         113,750
         200,000                     130,000         130,000        130,000         130,000         130,000
         250,000                     162,500         162,500        162,500         162,500         162,500

(1) Benefit amounts include benefits from the retirement plan and the supplemental plan, if participant is eligible for both.

(2) Supplemental retirement benefits amounts listed are offset by payments received under primary Social Security, the participants' accrued benefit, and the participants' defined contribution offset amount from a prior plan.

(3) Retirement plan calculations are based on straight life annuity assuming full benefit at age 65, and covered compensation of $29,311 for a person age 65 in 1997. Compensation is currently limited to $160,000 by federal tax law.

         The compensation covered by the retirement plan is base salary and wages, paid or accrued to the employee (plus any contribution by the employee to any tax qualified 401(k) plans, excluding overtime pay, bonus, fringe benefits and any other form of additional compensation).

         Ages and credited years of service under the retirement plan for such persons are as follows: Mr. Brenan (45) -- 4; Mr. Valley (57) -- 20; Mr. Adams
(53) -- 3; Ms. Jenkins (48) -3, and Mr. Wenick (38) - 1.


INTEREST OF MANAGEMENT IN CERTAIN TRANSACTIONS

         BankGroup's Officers and Directors, and other corporations, business organizations, and persons with which some of BankGroup's Officers and Directors are associated, customarily have banking transactions with Subsidiary Banks. All such transactions were made in the ordinary course of business on substantially the same terms, including interest rates and security for loans, as those prevailing at the time in comparable transactions with others and did not involve more than the normal risk of collectibility or present other unfavorable features.

                      TERMINATION OF EMPLOYMENT AND CHANGE
                             OF CONTROL ARRANGEMENTS

         BankGroup has change of control agreements with Messrs. Brenan and Adams, and Ms. Jenkins, and slightly different change of control agreements with Messrs. Valley and Wenick and 12 other Officers of BankGroup and its affiliates. The agreements for all the officers are substantially the same, except for the period for which benefits will be paid. These agreements are designed to solidify employment arrangements.

         The agreements provide for certain benefits only in the event of a "change in control" of BankGroup. Generally, the "change of control" occurs on the actual effective date of a merger, sale of assets, etc. A limited exception allows for an acceleration of the vesting of the Executive's rights under the agreements when the MainStreet Board authorizes the negotiation of a "change in control" transaction so long as the Executive is employed with MainStreet, both at that time and at the time of a resulting "change of control" occurring within two years (unless the Executive's employment during that two year period has been terminated by the Executive for "Good Reason" as defined or by MainStreet not for "Cause".) In these latter events, the Executive's employment would be deemed continuing to the date of the "change of control". Certain specific transactions do not constitute a "change of control," including a situation in which a change of control transaction is negotiated without prior approval of BankGroup's Board.

         Once the Executive's change of control agreement becomes effective the Executive is paid his or her regular salary and receives regular benefits through the date of termination if employment is terminated either by the Executive's death or disability; or by MainStreet for "Cause"; or by the Executive for other than "Good Reason." If during the two year period following a "change of control", the Executive's employment is terminated by MainStreet other than for "Cause"; or by the Executive for "Good Reason" including by the Executive for any reason within a 30 day period commencing on a date one year from the "change of control", then the Executive will become entitled to change of control severance payments. In the case of Messrs. Brenan and Adams, and Ms. Jenkins, the severance benefits include cash compensation equal to 2.99 times the Executive's annualized includable compensation for the base period within the meaning of Section 280 G.(d)(i) of the Internal Revenue Code, together with continued participation in certain other employee benefit plans for a period of up to three years under certain circumstances. In the case of Messrs. Valley and Wenick and the 12 other Officers of BankGroup and its affiliates, the severance benefits include cash compensation equal to the Executive's annualized includable compensation for the base period within the meaning of Section 280 G.(d)(i) of the Internal Revenue Code, together with continued participation in certain other employee benefit plans for a period of up to one year under certain circumstances.

PERFORMANCE OF BANKGROUP COMMON STOCK

         The graph below compares the total returns (assuming reinvestment of dividends) of BankGroup Common Stock, The Nasdaq US Stocks Index, the SNL Securities Southeast Bank Index and the SNL Securities Bank ($500 million - $1 billion assets) Index. The graph assumes $100 invested on December 31, 1992 in BankGroup Common Stock and each of the indices.
The  shareholder   return  graph  is  not   necessarily   indicative  of  future
performance.




                     (GRAPHIC-GRAPH PLOTTED TO POINTS BELOW)




                             12/31/92     12/31/93     12/31/94      12/31/95     12/31/96      12/31/97
                             --------     --------     --------      --------     --------      --------
MainStreet BkGrp             100.00       110.88       101.60        145.08       218.15        327.62
Nasdaq-Total US              100.00       114.80       112.21        158.70       195.19        239.53
Banks (Southeast)            100.00       105.04       105.27        157.89       216.73        328.55
Banks ($500M - $1B)          100.00       125.46       133.93        177.82       222.29        361.35


AMENDMENTS TO THE ARTICLES OF INCORPORATION

ITEM 2 - CHANGING THE NAME OF THE COMPANY

         The BankGroup Board recommends an amendment to BankGroup's Articles of Incorporation, changing the name of BankGroup to "MainStreet Financial Corporation." The Board believes this new name, while retaining the popular "MainStreet" identity, more clearly represents what the Company is and wants to be. This company provides a wide variety of financial services, including trust and investment services. It is much more than a "bank."

         The Board wishes to position itself so that as opportunities arise, it can take advantage of developments in the market to expand financial services provided by this company's subsidiaries and look for ways to provide its services in a more consolidated and efficient manner.

         Approval of this amendment will require the affirmative vote of two-thirds of the outstanding shares of BankGroup Common Stock. The Board unanimously recommends that shareholders VOTE FOR this Item 2.

SUBMISSION OF SHAREHOLDER PROPOSALS

         Proposals of shareholders intended to be presented at the 1999 annual meeting must be received by BankGroup not later than November 21, 1998 in order to be included in the proxy statement and form of proxy relating to such Annual Meeting. Such proposals should be sent to the Secretary at BankGroup's principal office in Martinsville, Virginia by certified mail, return receipt requested.

         In addition to other applicable requirements, the Bylaws establish an advance notice procedure for the nomination of candidates for election as directors, other than by the Board of Directors of BankGroup, and for certain matters to be brought before an annual shareholders' meeting of BankGroup. A shareholder must give BankGroup notice not less than 90 days prior to a shareholders' meeting to: (a) nominate persons to be elected directors of BankGroup at such meeting or (b) propose business matters to be considered at such meeting. A shareholder must give BankGroup notice, within seven days following the announcement of a special meeting to elect directors, to nominate persons to be elected directors at such special meeting. BankGroup expects that its 1999 Annual Meeting will be on or about April 21, 1999.

         BankGroup's bylaws provide that a shareholder of BankGroup entitled to vote for the election of directors may nominate persons for election to the Board at any meeting of shareholders by mailing written notice to the Secretary of BankGroup not later than (i) with respect to an election to be held at an annual meeting of shareholders, 90 days prior to such meeting, and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is given to shareholders. Any such shareholder's notice shall include (i) the name and address of the shareholder and of each person to be nominated, (ii) a representation that the shareholder is a holder of record of stock of BankGroup entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate each person specified, (iii) a description of all arrangements or understandings between the shareholder and each nominee and any other person (naming such person) pursuant to which the nomination is made by the shareholder, (iv) such other information regarding each nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated by the Board, and (v) the consent of each nominee to serve as a director of BankGroup if so elected.

1997 ANNUAL REPORT ON FORM 10-K

         BankGroup's 1997 Annual Report on Form 10-K, which includes consolidated balance sheets as of December 31, 1997 and 1996 and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1997, together with related notes and the independent auditors' report of Coopers & Lybrand L.L.P., BankGroup's independent public accountants for 1997, is being mailed along with this Proxy Statement to shareholders of record as of the close of business on March 12, 1998.

OTHER BUSINESS

         The Board of Directors does not know of any matters which may be presented for consideration at the meeting other than those specifically set forth in the Notice of Annual Meeting. However, in the event other proper matters are presented at the meeting, it is the intention of the proxy holders named in the enclosed Proxy to take such action as shall be in accordance with their best judgment with respect to such matters.

         Shareholders are urged to specify choices on the enclosed Proxy and to date and return it in the enclosed envelope. Your prompt response and cooperation will be appreciated.


                              By Order of the Board of Directors


                              /s/Rebecca J. Jenkins
                              ---------------------
                              Rebecca J. Jenkins
                              Secretary

Dated:   March 27, 1998

                                                                         Exhibit


       PROPOSED REPLACEMENT TO ARTICLE I OF THE ARTICLES OF INCORPORATION


Delete Article I of the Articles of Incorporation of MainStreet BankGroup, Incorporated, in its entirety, and replace it with the following:



                                        I

                         The name of the Corporation is
                        MAINSTREET FINANCIAL CORPORATION.

                                 REVOCABLE PROXY
                        MAINSTREET BANKGROUP INCORPORATED

         [ X ]    PLEASE MARK VOTES
                  AS IN THIS EXAMPLE


                         ANNUAL MEETING OF STOCKHOLDERS
                                 April 29, 1998

                      THIS PROXY IS SOLICITED ON BEHALF OF
                             THE BOARD OF DIRECTORS


         The undersigned hereby appoints James E. Adams and Michael R. Blevins, and each of them, with full power of substitution in each, Proxies to vote all the shares of Common Stock of MainStreet BankGroup Incorporated, which the undersigned is entitled to vote, at the Annual Meeting of Stockholders of the Corporation to be held Wednesday, April 29, 1998, at 11:00 a.m., and at any and all adjournments thereof.


ITEM 1: ELECTION OF DIRECTORS THE NOMINEES FOR DIRECTORS ARE:

C. L. BASSETT, W.C. BEELER, JR.; M. R. BRENAN; A. J. T. BYRNE, W. L.COOPER, III;
B. P. CRAFT; P. W. DEAN; I. P. HENRY; L. E. HUTCHENS; W. O. McCABE, JR., M.D.; and A. L. PRILLAMAN;



   [   ] For                  [   ] Withhold            [   ] For All Except



INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.
--------------------------------------------------------------------------------




ITEM 2: APPROVAL OF CHANGE IN THE CORPORATE NAME:
Approval of change in Corporation's name from Mainstreet BankGroup, Incorporated to Mainstreet Financial Corporation.

    [   ] For                  [   ] Against             [   ] Abstain

ITEM 3: In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting.

         [   ] For                  [   ] Against             [   ] Abstain



         PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE MEETING. [   ]




         This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this Proxy will be voted FOR Items 1 and 2.

         Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as Executor, Administrator, Attorney, Trustee or Guardian, please give full title as such. If a corporation, please sign in full corporate name by President, or other authorized officer, giving full title. If a partnership, please sign in partnership name by an authorized person, giving full title.



                         Please be sure to sign and date
                          this Proxy in the box below.



-------------------
Date

----------------------------------------------------
Stockholder sign above

----------------------------------------------------
Co-holder (if any) sign above


Detach above card, sign, date and mail in postage paid envelope provided.


                        MAINSTREET BANKGROUP INCORPORATED
    c/o Registrar and Transfer Company, 10 Commerce Drive, Cranford, NJ 07016


                               PLEASE ACT PROMPTLY
                     SIGN, DATE & MAIL YOUR PROXY CARD TODAY